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                                                                    EXHIBIT 16.1


  (PRICEWATERHOUSECOOPERS LOGO)

                                                      PRICEWATERHOUSECOOPERS LLP
                                                      One North Wacker
                                                      Chicago IL 60606
                                                      Telephone (312) 298 2000
                                                      Facsimile (312) 298 2001



  August 10, 2005

  Securities and Exchange Commission
  100 F Street, N.E.
  Washington, DC 20549

  Commissioners:

  We have read the statements made by Meadowbrook Insurance Group, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
  Item 4.01 of Form 8-K, as part of Meadowbrook's Form 8-K report dated August 8, 2005. We agree with the statements concerning our Firm in such Form 8-K.


  Very truly yours,

  /s/ PricewaterhouseCoopers LLP

  PricewaterhouseCoopers LLP